Exhibit 3.198

RESTATED ARTICLES OF INCORPORATION

OF

MARCOR DEVELOPMENT - NEVADA, INC.

The undersigned hereby certify:

1. That they are the President and Secretary, respectively, of MarCor Development - Nevada, a Nevada corporation.

2. That pursuant to the consent of the sole shareholder of the corporation, on July 9, 1987, the shareholder of the corporation adopted and approved the following amendment:

(a) Article Fourteenth was added to eliminate to the extent permissible under Nevada law, the personal liability of directors and officers of the Corporation.

3. That the number of shares of common stock entitled to vote on the proposed amendments was 100 shares, and a vote of a majority, or more than 50 shares was required to approve the said amendment.

4. That the vote on the proposed amendment was as follows:

In Favor:	100
Against:	0
Abstain:	0

5. That the text of the Articles of Incorporation of MarCor Development - Nevada, Inc., as amended, is hereby restated as further amended by this certificate, to read in full, as follows:

FIRST:	The name of this corporation is:

Mar Cor Development - Nevada, Inc.

SECOND: Its principal office in the State of Nevada is located at 300 South Fourth Street, Suite 500, Las Vegas, Nevada. The name and address of its resident agent is Christopher L. Kaempfer, 300 South Fourth Street, Suite 500, Las Vegas, Nevada 89101.

The corporation may also maintain offices at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders held outside the State of Nevada are of the same effect as if held within the State of Nevada.

THIRD: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on by the corporation are:

The corporation may engage in any lawful activity.

FOURTH: The corporation is authorized to issue only two classes of capital stock to be designated, respectively, common stock and preferred stock and to be referred to either as Common shares of Common Stock and Preferred Shares of Preferred Stock. The amount of total authorized capital stock of the Corporation is 10,015,000 shares, divided into 15,000 shares of Common Stock, par value $1.00 per share, and 10 million shares of Preferred Stock, par value $.001 per share.

a. Each holder of Common Stock will have one vote per share.

b. The Preferred Stock may be issued form time to time in one or more series. The Board of Directors is authorized to fix from time to time the number of shares of any series, and to determine the designation of any series. The Board of Directors is also authorized to determine or alter the relative powers, preferences and rights, and qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including, without limiting the generality of the foregoing dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provision), redemption price and liquidation preference, all as shall be determined from time to time by the Board of Directors and stated in the resolutions providing for the issue of such preferred stock (“Determination Resolutions”). The Board of Directors is also authorized, within the limits and restrictions stated in any Determination Resolutions originally fixing the number of Preferred Shares constituting any Series; to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series after the issuance of shares of that series. If the number of shares in any series shall be so decreased, the shares constituting the decrease shall resume the status that they had before the adoption of the Determination Resolutions originally fixing the number of shares of that series.

FIFTH: The members of the governing Board of the corporation shall be styled Directors and the first Board shall be three (3) in number.

So long as all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three (3) but not less than the number of shareholders.

Subject to the foregoing limitations, the number of directors shall not be reduced to less than one, and may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the Bylaws of the corporation or by an amendment to the Bylaws of the corporation duly adopted by either the Board of Directors or the Shareholders.

The names and post office addresses of the directors constituting the first Board of Directors are as follows:

DIRECTOR	POST OFFICE ADDRESS
Anthony A. Marnell, II	4495 South Polaris Avenue Las Vegas, Nevada 89103

Robert H. O’Neil	4495 South Polaris Avenue Las Vegas, Nevada 89103

James A. Barrett, Jr.	4495 South Polaris Avenue Las Vegas, Nevada 89103

SIXTH: The capital stock, after the amount of the subscription price has been paid in, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefor, so as to amend, modify or rescind this Article SIXTH or any of the provisions hereof.

SEVENTH: The names and post office addresses of the incorporators signing these Articles of Incorporation are as follows:

INCORPORATORS	POST OFFICE ADDRESS
Sue E. Legg	300 So. Fourth Street Suite 500 Las Vegas, Nevada 89101

Deby A. Rosequist	300 So. Fourth Street Suite 500 Las Vegas, Nevada 89101

Doris Fasse	300 So. Fourth Street Suite 500 Las Vegas, Nevada 89101

EIGHTH: Subject at all times to the express provisions of Article SIXTH which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation.

NINTH: This corporation is to have perpetual existence.

TENTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(1) Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;

(2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

(3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

(4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

(5) By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

ELEVENTH: Any property of the corporation less than all of its property and assets including good will and its corporate franchise, deemed by the Board of Directors to be not essential to the conduct of the business of the corporation, may be sold, leased, exchanged or otherwise disposed of by authority of the Board of Directors. All of the property and assets of the corporation, including its good will and its corporate franchises, may be sold, leased, or exchanged upon such terms and conditions and for such consideration (which may be in whole or in part shares of stock and/or other securities of any other corporation or corporations and/or money or other property) as the Board of Directors may deem expedient and for the best interests of the corporation, when and as authorized by the affirmative vote of stockholders holding stock in the corporation entitling them to exercise at least a majority of the voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of stockholders holding stock in the corporation entitling them to exercise at least a majority of the voting power.

TWELFTH: Every person who was or is a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation, or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

THIRTEENTH: Unless otherwise determined by the Board of Directors no holder of stock of the corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any stock of any class which the corporation may issue or sell, whether or not exchangeable for any stock of the corporation of any class or classes and whether out of unissued shares authorized by the Articles of Incorporation of the corporation as originally filed or by any amendment thereof or out of shares of stock of the corporation acquired by it after the issue thereof, and whether issued for cash, labor done, personal property, or real property, or leases thereof, nor shall he be entitled to any right of subscription to any thereof; nor, unless otherwise determined by the Board of Directors, shall any holder of any shares of the capital stock of the corporation be entitled as such, as a matter of right, to purchase or subscribe for any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of the corporation of any class or classes, or other instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for or purchase from the corporation any shares of its capital stock of any class or classes.

FOURTEENTH: A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director of officer for (i) acts or omissions which involve international misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

IN WITNESS WHEREOF, the undersigned has executed these Restated Articles of Incorporation the 26 th day of August, 1987.

/s/ James A. Barrett, Jr.
JAMES A. BARRETT, JR. President

/s/ Charles H. Buckingham
CHARLES H. BUCKINGHAM Secretary

STATE OF NEVADA	)
) ss:
COUNTY OF CLARK	)

On this 26th day of August, 1987, before me, the undersigned, a Notary Public in and for the County of Clark, State of Nevada, duly commissioned and sworn, personally appeared James A. Barrett, Jr., known to me to be the President of MarCor Development - Nevada, Inc., that executed the within instrument and known to me to be the person who affixed his name thereto as such President, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

/s/ Karen Bennett
NOTARY PUBLIC

STATE OP NEVADA	)
) ss:
COUNTY OF CLARK	)

On this 26th day of August, 1987, before me, the undersigned, a Notary Public in and for the County of Clark, State of Nevada, duly commissioned and sworn, personally appeared Charles H. Buckingham, known to me to be the Secretary of MarCor Development - Nevada, Inc., that executed the within instrument and known to me to be the person who affixed his name thereto as such Secretary, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

/s/ Karen Bennett
NOTARY PUBLIC

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

MARCOR DEVELOPMENT - NEVADA, INC.

The undersigned do hereby certify as follows:

1. That James A. Barrett, Jr. and Charles H. Buckingham are the President and Secretary, respectively, of MarCor Development - Nevada, Inc., a Nevada corporation.

2. That the sole shareholders of the Corporation by resolution dated July 19, 1989 adopted and approved the following amendment to the Articles of Incorporation previously adopted and approved by the Board of Directors:

IT IS HEREBY RESOLVED, that the article First of the Articles of Incorporation of this Corporation shall be amended as follows:

FIRST: The name of this corporation is: MarCor Development Company, Inc.

3. That voting power of the Corporation unanimously approved said amendment.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on this 4th day of August, 1989.

/s/ James A. Barrett Jr.
James A. Barrett Jr., President

/s/ Charles H. Buckingham
Charles H. Buckingham, Secretary

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

MARCOR DEVELOPMENT COMPANY, INC.

The undersigned does hereby certify as follows:

1. That James A. Barrett, Jr. is the President and Secretary of MarCor Development Company, Inc. (the “Company”) a Nevada Corporation

2. That the sole stockholder of the Company, by Action by Written consent dated June 23, 1995, in accordance with NRS 78,320, adopted and approved the following amendment to article First of the Articles of Incorporation previously deemed advisable and proposed to the Stockholder by the director as follows

FIRST	The name of the corporation is

RIO DEVELOPMENT COMPANY, INC.

Executed as of this 23rd day of June 1995

/s/ James A. Barrett Jr.
James A. Barrett Jr., President